Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, executed this 6th day of February, 2023 (the “Effective Date”), by and between Voxx International Corporation, 2351 J Lawson Blvd., Orlando, Florida 32824 (the “Company”), and Beat Kahli, an individual with an address at 3801 Avalon Park East Blvd., Suite 400, Orlando, Florida 32828 (the “Executive”).

WITNESSETH:

WHEREAS, the Company desires to employ the Executive as President and to enter into a written employment agreement embodying the terms of such relationship; and

WHEREAS, the Executive is willing to be so employed by the Company as President upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged by the Company and the Executive, the parties agree as follows:

1.
TERM OF AGREEMENT

1.1 This Agreement shall constitute the binding obligation of the Executive and the Company and shall commence on the Effective Date through February 29, 2024, unless the Agreement is terminated at an earlier date by either party in accordance with Section 4 (such period hereinafter referred to as the “Employment Period”).

2.
EMPLOYMENT

2.1 As of the Effective Date, the Executive shall be employed by the Company as, and will perform the duties and responsibilities of, President of the Company on a substantially full time basis, reporting directly to the Board of Directors of the Company (the “Board”). In that capacity, Executive shall perform such services, acts, and functions necessary or advisable to oversee, manage and conduct the business of the Company in coordination with the Company’s Chief Executive Officer pursuant to a written Designation of Duties and Shared Responsibilities set forth on Schedule “A” hereto, and shall perform such other duties and responsibilities as may be reasonably assigned by the Board. During the Employment Period, with the exception of compensation and benefits related income received from entities disclosed by Executive to the Company in which the Executive has an ownership interest, the Executive shall not render services to any other person or organization for compensation without the prior written approval of the Company. The Company hereby acknowledges and consents to the Executive’s service as a member of the Board of Directors or Trustees of various civic organizations. The Executive’s principal work location shall be in Orlando, Florida, but the Executive shall travel to the extent, and to the places, reasonably necessary for the performance of the Executive’s duties hereunder.

3. COMPENSATION AND OTHER BENEFITS

During the Employment Period, the Executive shall be compensated as follows:

3.1 Base Salary. The Company shall pay the Executive a base salary of Three Hundred Thousand Dollars ($300,000.00) per annum (the “Base Salary”), payable in accordance with the standard payroll practices of the Company as are in effect from time to time, less all deductions or withholdings required by applicable law.

3.2 Stock Grant. On each of June 30, 2023, September 30, 2023, December 31, 2023 and March 31, 2024, the Company shall grant Executive 5,000 shares of Class A common stock of the Company. The Company shall withhold twenty-two (22%) percent (or such other withholding amount as directed by Executive in writing to the Company) of the value of each share grant from the Executive’s Base Salary compensation on the subsequent payroll cycle.

3.3 Employee Benefit Plans. The Executive hereby waives participation in the Company’s Employee Benefit Plans.

3.4 Vacation/Paid Time Off. During the Employment Period, the Executive shall be entitled to not less than four (4) weeks paid vacation each fiscal year and Company-wide paid-time off days at such times as will not materially interfere with the performance of the Executive’s duties.

3.5 Expense Reimbursement. During the Employment Period, the Company shall pay or promptly reimburse the Executive for all reasonable expenses, including reasonable business travel expenses, incurred by the Executive in connection with his duties and responsibilities hereunder upon submission of appropriate documentation or receipts in accordance with the policies and procedures of the Company as are in effect from time to time.

4. TERMINATION OF EMPLOYMENT

Subject to the notice and other provisions of this Section 4, the Company shall have the right to terminate the Executive’s employment hereunder, and the Executive shall have the right to resign, at any time. The “Date of Termination” (1) for Cause or by resignation without Good Reason shall be determined in accordance with the provisions of Section 4.4; (2) by death or disability shall be the date of death or disability determined in accordance with the provisions of Section 4.3; (3) without Cause or by resignation with Good Reason shall be determined in accordance with the provisions of Section 4.1; or (4) shall mean the date this Agreement expires in accordance with the provisions of Section 4.2.

4.1 Termination Without Cause or Resignation for Good Reason.

4.1A Disability. For purposes of this Agreement, “disability” shall have the same definition of disability as triggers payments to the Executive under the Company provided disability insurance policy covering the Executive, as in effect at the time the determination of “disability” is to be made. If no such policy is then in effect, then “disability” shall mean the Executive’s inability, by reason of any physical or mental injury or illness, to substantially perform the services required by him hereunder for a period in excess of ninety (90) Business Days in any three hundred sixty (360) day period. In such event, Executive’s employment shall be deemed to have terminated by reason of disability on the last day of such ninety (90) Business Day period.

4.1B Cause Defined. For purposes of this Agreement, “Cause” shall mean a termination of the Executive’s employment by the Company due to any of the following reasons:

(1)
Executive’s willful misconduct or gross negligence in performance of Executive’s duties and responsibilities to the Company or its assets;
(2)
Executive’s performance of any material act of professional misconduct, dishonesty, or breach of trust;
(3)
Executive’s conviction of, or plea of guilty or nolo contendere to, a felony (other than traffic offenses) or of any crime involving fraud, embezzlement, theft, or moral turpitude;
(4)
Executive’s willful failure to perform lawful directives of the Board promptly; or
(5)
Executive’s material breach of this Agreement or any other agreement with the Company, or Executive’s material violation of any written policy of the Company (including, but not limited to, the Company’s ethical and Code of Conduct policies).

4.1C Good Reason. For purposes of this Agreement, a resignation for “Good Reason” shall mean the Executive’s resignation within one hundred eighty (180) days following: (1) Executive’s written notice to the Company of (i) a material reduction in the scope of the Executive’s powers, duties, title or responsibilities, (ii) the assignment to the Executive of duties materially inconsistent with this Agreement or a material adverse change in his title or authority or (iii) the Company’s material breach of this Agreement; or (2) Executive’s written notice to the Company of a change in the Executive’s primary place of work to a location that is outside of Orlando, Florida, in each case which is not cured by the Company within twenty (20) Business Days of receiving such notice from the Executive.

4.1D Termination Procedure. The Company may terminate the Executive’s employment hereunder at any time without Cause on twenty (20) Business Days’ prior written notice to the Executive (the term “Business Day” meaning a day other than one on which commercial banks in Orlando are permitted or required to close). The Executive may terminate his employment hereunder for Good Reason at any time on twenty (20) Business Days prior written notice to the Company (subject to the various notice and cure provisions of Section 4.1C above). The Date of Termination in either such event shall be the twentieth (20th) Business Day following the giving of such notice.

4.1E Accrued Obligations. Upon the Executive’s Date of Termination (regardless of the reason for such termination), the Executive shall be entitled to receive:

(1)
his Base Salary through and including the Date of Termination,
(2)
reimbursement for all expenses incurred in accordance with Section 3.5 of this Agreement, but not yet paid, as of the Date of Termination,
(3)
payment of the per diem value of any unused vacation days and paid-time off days which accrued through the Date of Termination, based upon Executive’s most recent level of Base Salary, and

4.1F Post-Employment Benefits. In addition to the Accrued Obligations, if the Company terminates the Executive’s employment hereunder without Cause (other than due to death or disability) or if the Executive terminates his employment hereunder for Good Reason, the Executive, upon execution of mutual releases reasonably satisfactory to the Executive and the Company (and the non-revocation of such release by the Executive), and provided the Executive is in compliance with his duties and obligations under Section 5 hereof, shall be entitled to receive only:

(1)
all Stock Grants, to which the Executive would have been entitled had his employment not been terminated, shall accelerate and be issued to the Executive as soon as administratively practicable following the Date of Termination (to the extent not already fully distributed); and
(2)
rights to indemnification as set forth in Section 6 of this Agreement;

4.2 Expiration of the Agreement.

4.2A Termination. Upon the expiration of the Agreement, the employment relationship created pursuant to this Agreement shall immediately terminate,

and no further compensation shall be payable to Executive except as provided herein in this Section 4.2.

4.2B Post-Employment Benefits. In addition to the Accrued Obligations, upon the expiration of this Agreement, the Executive, upon execution of mutual releases reasonably satisfactory to the Executive and the Company (and the non-revocation of such release by the Executive), and provided the Executive is in compliance with his duties and obligations under Section 5 hereof, shall be entitled to receive only rights to indemnification as set forth in Section 6 of this Agreement.

4.3 Termination due to Death or Disability.

4.3A Termination. Upon Executive’s death or disability during the Employment Period, the employment relationship created pursuant to this Agreement shall immediately terminate, and no further compensation shall be payable to Executive except as provided herein in this Section 4.3.

4.3B Post-Employment Benefits. Date of Termination shall be the date of death or disability, as the case may be, and in such event, in addition to the Accrued Obligations, the Executive shall be entitled to receive only:

(1)
rights to indemnification as set forth in Section 6 of this Agreement;
(2)
all outstanding stock grants on a pro rata basis based on the number of days in the applicable quarter prior to the Date of Termination.

4.4 Termination for Cause or Resignation without Good Reason.

4.4A Termination. Upon the termination of Executive’s employment for Cause or the Executive resignation without Good Reason, the employment relationship created pursuant to this Agreement shall immediately terminate, and no further compensation shall be payable to Executive except as provided herein in this Section 4.4.

4.4B Post-Employment Benefits. In addition to the Accrued Obligations, if the Executive’s employment is terminated by the Company for “Cause”, or the Executive resigns from his employment hereunder for any reason other than for “Good Reason”, the Executive shall be entitled to receive only the following:

(1)
rights to indemnification as set forth in Section 6 of this Agreement;
(2)
retention of all stock-based compensation previously granted.

4.4C Hearing Procedure/Cure Opportunity. The existence of Cause must be confirmed by not less than a majority of the Board with the existence of a quorum at a meeting called for such purpose prior to any termination. At the discretion of the Chair or a majority of the independent directors of the Board, such meeting will exclude management members of the Board.

(1)
Upon the Board’s confirmation of the existence of Cause (following any and all necessary investigations into its existence, as determined by the Board), the Company shall notify the Executive that the Company intends to terminate the Executive’s employment for Cause under this Section 4.4C (the “Confirmation Notice”). To the extent that the Board determines the claimed breach is subject to cure, the Confirmation Notice shall inform the Executive that he is required to cure such breach within twenty (20) Business Days after the Confirmation Notice is received (the “Cause Cure Period”). The Confirmation Notice shall specify the act, or acts, upon the basis of which the Board has confirmed the existence of Cause and the Confirmation Notice must be delivered to the Executive within fifteen (15) Business Days after the Board confirms the existence of Cause.
(2)
If the Executive notifies the Company in writing (the “Opportunity Notice”) within twenty (20) Business Days after the Executive has received the Confirmation Notice, the Executive (together with counsel) shall be provided the opportunity to meet formally with the Board (or a sufficient quorum thereof) to discuss such act or acts. The meeting with the Board shall occur at a mutually agreed upon date, but in no event more than twenty (20) Business Days after the Company receives the Opportunity Notice from the Executive, and at the Company's headquarters or mutually agreed upon location. If the Board attends such meeting and in good faith does not rescind its confirmation of Cause at such meeting (or the breach is not otherwise cured during the Cause Cure Period), the Company shall immediately upon the closing of such meeting, deliver to the Executive a Notice of Termination for Cause under this Section 4.4C.
(4)
If the Executive does not respond in writing to the Confirmation Notice in the manner and within the time period specified in Section 4.4C(2) above (including with respect to the Executive’s ability to potentially cure the claimed breach), the Company shall thereafter issue a Notice of Termination for Cause which shall set forth the date on which the Company intends to terminate the Executive’s employment. If the breach is cured within the Cause Cure Period, Cause shall not exist under this Agreement and a Notice of Termination for Cause shall not be issued.
(5)
The Date of Termination shall be the date specified in the Notice of Termination for Cause.

(6)
The procedure set forth in this Section 4.4C to determine the existence of Cause shall at all times be subject to the requirements of applicable law, regulation, regulatory bulletin or other regulatory requirements.

4.4D Resignation without Good Reason. A resignation by the Executive without Good Reason shall take effect on, and the Date of Termination shall be, the date specified in the written notice of resignation from the Executive to the Company provided that such date shall be at least ninety (90) days after the date such written notice is given. In the event that the written notice of resignation exceeds ninety (90) days, the Board, at its sole discretion, may adjust the Date of Termination so long as the adjusted Date of Termination is no less than ninety (90) days from the date of written notice from the Executive. The Board may elect to provide written notice to the Executive directing him not to report to the Company for service during all or any portion of the ninety (90) day notice period, during which period the Company shall continue to pay the Executive’s Base Salary and other benefits in accordance with the terms of this Agreement. The Executive shall be entitled to the Post-Employment Benefits provided in section 4.4B above.

4.5 No Mitigation; No Offset. In the event of any termination of employment under this Section 4, except if the termination is a resignation without Good Reason, the Executive shall be under no obligation to seek other employment or to mitigate damages and there shall be no offset against any amounts due the Executive under this Agreement. Any amounts due under this Section 4 are in the nature of separation benefits, or liquidated damages, or both, and are not in the nature of a penalty. Until the Date of Termination, the Executive shall be entitled, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, to be paid his then Base Salary, and otherwise to continue to receive all other benefits to be paid to him during the Employment Period, and there shall be no reduction whatsoever of any amounts payable to the Executive, hereunder.

5. RESTRICTIVE COVENANTS

5.1 Confidential Information.

5.1A The Executive agrees and acknowledges that during the performance of his duties with the Company he will receive and have access to confidential, proprietary, and/or trade secret information concerning the Company (hereinafter “Confidential Information”). “Confidential Information” means information which has substantial value to the Company, regardless of form or characteristic, and which: (a) the Company does not make available to the public, industry, or third parties; (b) relates to the Company’s business operations, products, processes, business plans, purchasing, marketing, clients, suppliers, or service providers; and (c) may include (i) financial information and data, (ii) information pertaining to personnel and compensation, (iii) marketing plans and related information, (iv) the names, lists, contact information, and practices of clients and vendors, (v) plans, products, designs, design concepts, drawings, software, developments, memoranda, data, improvements, and methods of operation, (vi) computer software (including object code and source code), data and databases, outcome research, documentation, instructional material, inventions, processes, formulas, technology, designs, drawings, engineering, hardware, configuration information, models, manufacturing processes, sales and cost information, and (vii) business methods, techniques, plans, and the information contained therein.

5.1B During the Employment Period and thereafter, the Executive agrees that he will not publish, use or disclose Confidential Information to anyone other than authorized Company personnel. The Executive specifically agrees that he will not make use of any such Confidential Information for his own purpose, or for the benefit of any person, firm, company or other entity except for the benefit of the Company.

5.1C During the Employment Period and thereafter, the Executive agrees that he will not remove any printed, written, recorded, electronic, or graphic material, or any reproduction thereof, constituting, containing or reflecting Confidential Information from the Company's premises, except for legitimate purposes of Company business. At the time his employment with the Company ceases, and as a condition to receive any post-employment benefits under this Agreement, the Executive agrees that he will return any and all materials and/or reproductions constituting, containing or reflecting Confidential Information in his possession or under his custody or control to the Company and certify that he has done so.

5.1D The Defend Trade Secrets Act of 2016 (the “DTSA”) provides that: (1) an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made – (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The DTSA further provides that: an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

5.2 Covenant Not To Compete. For purposes of the covenant in this Section 5.2, a Competitive Enterprise is any business enterprise located in the world that engages in any activity or owns a majority voting interest in any entity that engages in any activity that competes with the Company. The Executive hereby covenants and agrees that during the Employment Period, Executive shall not directly or indirectly (a) form, or acquire a five percent (5%) or greater equity ownership interest in, or receive economic benefit (including any economic benefit that is earned or paid on a deferred basis) from any Competitive Enterprise provided that this restriction shall not apply to a Competitive Enterprise whose securities are publicly traded; or (b) become an employee, officer, partner, director, consultant, agent or advisor of any Competitive Enterprise worldwide. For the purposes of this Section 5.2, GalvanEyes Partners LLC shall not be deemed to be a Competitive Enterprise.

5.3 Non-Solicitation. During the Employment Period and for twelve (12) months thereafter (the “Restricted Period”), the Executive expressly agrees not to (1) call upon, solicit, sell or attempt to sell any product or services in competition with those offered by the Company to

(i)
any person or firm that was a customer of the Company at any time during the twelve (12) month period prior to the Date of Termination; or
(ii)
any person or firm that was a prospective customer of the Company during the twelve (12) month period preceding the Date of Termination;

or (2) directly or indirectly, solicit, induce, or call upon any employee of the Company to terminate his employment with the Company.

5.4 Non-Disparagement.

5.3A During the Employment Period and thereafter, the Company and Executive agree that they shall not, directly or indirectly, make or cause or assist any other person to make, any statement or other communication, regardless of form, which impugns or attacks, or is otherwise critical of the reputation, business or character of the other, including any of the officers, directors, employees, products or services of the Company.

5.3B Nothing in this Agreement is intended to or shall be interpreted: (i) to restrict or otherwise interfere with Executive’s obligation to testify truthfully in any forum; (ii) to restrict or otherwise interfere with Executive’s right and/or obligation to contact, cooperate with, provide information in confidence to, report possible violations of federal, state or local law, ordinance or regulation – or testify or otherwise participate in any action, investigation or proceeding of – any government agency, entity or commission (including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, the Congress and any Agency Inspector General) or otherwise taking action or making disclosures that are protected under the whistleblower provisions of any federal, state or local law, ordinance or regulation, including, but not limited to, Rule 21F-17 promulgated under the Securities Exchange Act of 1934, as amended, in connection with which, for the avoidance of doubt, Executive shall be entitled to make reports and disclosures or otherwise take action under this section without prior authorization from or subsequent notification to the Company; (iii) to restrict or otherwise interfere with Executive’s right and/or obligation to disclose any information or produce any documents as is required by law or legal process, (iv) to restrict Executive’s right to disclose documents and information in confidence to any attorney, financial advisor, or tax preparer or other tax professional for purposes of securing professional advice; (v) to restrict Executive’s right to use or disclose documents and information to the extent reasonably necessary in connection with enforcing or defending his legal rights; or (vi) to restrict Executive’s ability to disclose his post-employment restrictions in confidence in connection with any potential new employment or business venture.

5.5 Enforceability. Each covenant in this Section 5 shall be enforceable against the Executive during the Employment Period and during the Restricted Period. If any covenant in this Section 5 is held to be unenforceable or against public policy by the tribunal designated in Section 8 below or, if appropriate, by a court of competent jurisdiction, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, will be binding and enforceable against the Executive.

6. INDEMNIFICATION

To the fullest extent permitted by law, but subject to the provisions of the Certificate of Incorporation of the Company and the By-laws of the Company in effect from time to time (provided that no amendment thereto shall in any way lessen the Executive’s rights hereunder to less than is provided in the Certificate of Incorporation and/or By-laws as of the Effective Date), the Company shall promptly, after receipt of a request by the Executive, indemnify, defend and hold harmless the Executive with respect to any claims (whether litigated or not) against the Executive while the Executive was acting in good faith in his capacity as an employee, officer or director of the Company, whether by or on behalf of the Company, its shareholders or third parties. The Company shall, in addition, promptly advance to the Executive an amount equal to the reasonable fees and expenses incurred in defending such matters, promptly after receipt of a reasonably itemized request for such advance,. The Company’s obligations under this Section 6 shall only arise to the extent that the Executive was acting within the scope of the authority of the Executive pursuant to his Agreement and under the rules and policies of the Company, except that the Executive must have in good faith believed that such action was in the best interests of the Company and such course of action or inaction must not have constituted gross negligence, fraud, willful misconduct, breach of a fiduciary duty, a breach of this Agreement, or a violation of applicable laws, rules, regulations, or Company rules or policies. The Company may procure insurance with respect to the obligations provided in this Section 6 and shall provide such additional indemnification protection to the Executive as may be provided to other directors or key executive officers of the Company.

7.
INJUNCTIVE RELIEF AND ADDITIONAL REMEDIES

The parties acknowledge that the injury that would be suffered as a result of a breach of Section 5 of this Agreement would be irreparable and that an award of monetary damages for such a breach would be an inadequate remedy. Consequently, each party acknowledges and expressly agrees that the other party will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce Section 5 of this Agreement providing the party posts an adequate bond or other security in seeking such relief. Executive agrees and acknowledges that the provisions of Section 5, including the subject matter and temporal and/or geographic scope, are reasonable and necessary to protect the interests of the Company. Executive also agrees and acknowledges that the provisions contained in Section 5 do not preclude the Executive from earning a livelihood, nor do they unreasonably impose limitations on the Executive’s ability to earn a living. In the event that Executive violates any of the covenants in Section 5 and the Company commences legal action for injunctive or other equitable relief, the Company shall have the benefit of the full period of the Restricted Period such that the restriction shall have the duration of twenty-four (24) months computed from the date the Executive ceased violation of the covenants, either by order of the court or otherwise.

8.
ALTERNATE DISPUTE RESOLUTION

Any dispute concerning the interpretation or enforcement of this Agreement shall be resolved by a panel of three (3) arbitrators in accordance with the rules of JAMS/ENDISPUTE held in Orlando, Florida, or if that organization shall cease to exist, of a successor or similar organization, or if no such organization shall exist, then in accordance with the rules of the American Arbitration Association. The decision of the panel of three (3) arbitrators shall be final and binding on all parties, and shall not be appealable upon any grounds other than as permitted pursuant to the Federal Arbitration Act. All such matters involving the issue, as well as the proceedings at issue, shall be kept strictly confidential, except as may be required by law, it being expressly agreed by all parties hereto that the breach of the confidentiality requirement hereunder shall be materially damaging, directly and indirectly, to all parties hereto. If the panel determines that the non-prevailing party in any such dispute acted in bad faith in connection therewith, the panel may award to the prevailing party reasonable legal fees and costs associated with the dispute. The requirement to arbitrate does not apply to the filing of an employment related claim, dispute or controversy with a federal, state or local administrative agency, including the EEOC and the Securities and Exchange Commission. However, Executive understands that by entering into this Agreement, Executive is waiving Executive’s right to have a court and a jury determine Executive’s rights, including under federal, state and local statutes prohibiting employment discrimination, harassment and retaliation, including sexual harassment and discrimination on the basis of age, sex, race, color, religion, national origin, disability, veteran status or any other factor prohibited by governing law.

9.
VENUE

All disputes shall be arbitrated in Orlando, Florida.

10.
NOTICES

Any notice, demand, request or other communication hereunder by either party to the other shall be given in writing by personal delivery, nationally recognized overnight courier service, certified mail, return receipt requested, or (if to the Company) by facsimile, in any case delivered to the applicable address set forth below:

To the Company:

Voxx International Corporation

2351 J Lawson Blvd.

Orlando, Florida 32824

Attn: Patrick M. Lavelle, President/CEO

Fax No.:

With a copy to:

Larry N. Stopol, Esq.

Ruskin Moscou Faltischek P.C.

1425 RXR Plaza

Uniondale, New York 11556

Fax No.: 516-663-6701

To the Executive:

Mr. Beat Kahli

3801 Avalon Park East Blvd., Suite 400

Orlando, FL 32828

Fax No.:

Any such communication shall be deemed given and received on the date of personal delivery or fax transmittal and three (3) Business Days after being sent by certified mail, return receipt requested.

11.
SUCCESSORS AND ASSIGNS

This Agreement is personal to Executive and shall not be assignable by Executive. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Subject to the rights of the Executive under this Agreement, the Company may assign and transfer its rights to, and will require its obligations under this Agreement to be expressly assumed by, a successor to all or substantially all of its equity ownership interests, assets or business by dissolution, merger, consolidation, transfer of assets or stock, or otherwise. Except as stated herein, nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

12.
VOLUNTARY AGREEMENT

Executive and the Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read, and fully understands, all provisions of this Agreement and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had opportunity to review any and all aspects of this Agreement with the legal, tax, or other advisors of such party’s choice. Both parties represent that each has obtained advice regarding the legal, tax, and other consequences of the terms and conditions of this Agreement.

13.
ENTIRE AGREEMENT

This is the entire agreement between the parties with respect to the matters set forth herein and supersedes any and all prior or contemporaneous agreements or understandings between them. Except as expressly provided herein, this Agreement may not be changed or terminated orally, and no change, termination, or attempted waiver of any of the provisions hereof shall be binding unless in writing signed by both Executive and the Chairman or other duly authorized representative of the Company. Any such written changes, terminations, or waivers must specifically reference this Agreement, and such changes as the Company may from time-to-time make in its general policies and procedures shall not be deemed or construed to be written amendments to this Agreement, whether such changes are in writing or not.

14.
WAIVER

No provision of this Agreement may be waived in any manner except by written agreement of the parties. In the event any provision is waived, the balance of the provisions shall nevertheless remain in full force and effect and shall in no way be waived, impaired or otherwise modified. No failure or delay on the part of either the Executive or the Company hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

15.
MODIFICATIONS

Neither this Agreement nor the provisions contained herein may be extended, renewed, amended or modified other than by a written agreement executed by Executive and the Chairman or other duly authorized representative of the Company.

16.
SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17.
CONSTRUCTION

The rule that a contract is to be construed against the party drafting the contract is hereby expressly waived by the parties and shall have no applicability in construing this Agreement or the terms hereof. Any headings and captions used herein are only for convenience and shall not affect the construction or interpretation of this Agreement.

18. SURVIVAL

The obligations contained in Section 4 through Section 21 and any other provision that by its terms is intended to survive the termination of this Agreement and the termination of the Executive’s employment hereunder, shall survive and be fully enforceable after the termination of this Agreement and the termination of Executive’s employment with the Company for any reason and regardless of whether initiated by the Company or Executive.

19. GOVERNING LAW

All issues concerning the enforceability, validity, and binding effect of this Agreement shall be governed by and construed in accordance with the laws of Florida without giving effect to any choice of law or conflict of law provision or rule (whether of Florida or any other jurisdiction) that would cause the application of the law of any jurisdiction other than Florida.

21. COUNTERPARTS

This Agreement may be executed in more than one counterpart in wet ink or by electronic signature, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE WRITTEN ABOVE.

VOXX INTERNATIONAL CORPORATION

By: /s/ Patrick M. Lavelle

Patrick M. Lavelle, CEO

/s/ Beat Kahli

Beat Kahli

SCHEDULE A

DESIGNATED DUTIES AND SHARED RESPONSIBILITIES

Pat Lavelle:

•
Oversee ongoing day-to-day business operations
•
Compliance with all laws, regulations and stock exchange rules including quarterly reporting
•
Review financial performance of all operations and make necessary changes
•
Approve company-wide strategic planning efforts and M&A initiatives
•
Oversee implementation of new ERP system
•
Insure timely submission of financials and operational reviews
•
Represent VOXX at important business functions and networking opportunities
•
Maintain CTA role and commitments
•
Engage in media obligations and investor relations

Beat Kahli:

•
Work with CEO to create a cohesive, profitable fiscal year 2024 budget
•
Work with business leaders on key short and long term strategies, KPIs, plans and policies
•
Oversee financial initiatives to ensure adequate liquidity
•
Manage banking relationships in conjunction with CFO
•
Review financial performance of all operations
•
Negotiate and drive M&A efforts
•
Drive investor relations with shareholders
•
Represent VOXX at important business functions, industry training events and networking opportunities
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Co-engage in media opportunities and investor relations

In the event of a disagreement or dispute with respect to the above roles other than day-to-day operations, the decision of the full Board shall govern.